Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT IN JANUARY AT
23RD ANNUAL JP MORGAN HEALTHCARE CONFERENCE AND
PIPER JAFFRAY 17TH ANNUAL HEALTH CARE CONFERENCE

   Live Internet Broadcast, Replay of Each Presentation Available on Company’s Website

NASHVILLE, Tenn. – Jan. 4, 2005 – American Healthways, Inc. (NASDAQ: AMHC) today announced that it will participate in two upcoming investor conferences. Ben R. Leedle Jr., the Company’s president and chief executive officer, will present at both conferences, and the presentations will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software for the following conferences:

•	The 23rd Annual JP Morgan Healthcare Conference, beginning at 6:30 p.m. Eastern on Monday, January 10, 2005.

•	The Piper Jaffray 17th Annual Health Care Conference, beginning at 8:30 a.m. Eastern on Thursday, January 27, 2005.

American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of November 30, 2004, the Company had more than 1.4 million lives under management nationwide. For more information, visit www.americanhealthways.com.